LEAD GENERATION / CORPORATE RELATIONS AGREEMENT

THIS AGREEMENT is made this 17th day of November, 1997, between CORPORATE RELATIONS GROUP, INC., a Florida corporation (hereinafter "CRG"), and AQUA CLARA BOTTLING & DISTRIBUTION, (hereinafter the "Client").
                                    RECITALS

1. The Client wishes to retain CRG to provide corporate relations services to the Client.
2. CRG is willing to provide such corporate relations services as are more fully described herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:
1.    Furnishing of Information by Client.  The Client shall furnish to CRG information about the Client such as copies of disclosure and filing materials, financial statements, business plans, promotional information and background of the Client's officers and directors ("Information Package"). The Client shall update the Information Package on a continuous basis. The Client understands that the sole purpose for providing CRG with the Information Package is for utilization in a Lead Generation / Corporate Relations program. CRG is not obligated to assess the financial viability of the Client. CRG may rely on, and assume the accuracy of the Information Package.

2. Representations and Warranties of Client. The Client represents that all information included in the Information Package furnished to CRG shall disclose all material facts and shall not omit any facts necessary to make statements made on behalf of the Client not misleading.

3. Covenants of the Client. The Client covenants and warrants that any information submitted for dissemination will be truthful, accurate, in compliance with all copyright and all other applicable laws and regulations and will not be submitted in connection with any improper or illegal act or deed.

4. For a period of twelve (12) months, pursuant to the terms hereof, CRG's services shall specifically include making oral representations on behalf of the Client pursuant to the following procedures:
    (a) Preparation of Proofs. CRG shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval.
    (b) Correction and Changes of Proofs and/or Tapes. CRG shall make all corrections and changes that the Client may request.
    (c) Sign Offs. A duly authorized representative of the Client shall sign all approvals, corrections and change of proofs by the Client. The Client hereby designates the individual(s) listed in Exhibit "C" hereof as authorized representatives for purposes of this paragraph 4(a), (b) and (c); and CRG may rely upon this designation.

5.    Compensation.  Refer to Exhibit "B".
6.    It is understood and agreed by the Parties that the above



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      compensation in U.S. currency, or free trading shares of the
      Company, should be paid timely upon execution of this Agreement. CRG will retain the option, but is not compelled to begin its performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

7.    Assumption of Liability and Indemnification.  The Client
      --------------------------------------------
      assumes and claims all responsibility and liability for the content of all information disseminated on behalf of the Client which have been approved by Client. The Client shall indemnify and hold CRG, its subsidiaries and parent Company harmless from and against all demands, claims or liability arising for any reason due to the context of information disseminated on behalf of the Client. This indemnity shall include any costs incurred by CRG including, but not limited to, legal fees and expenses incurred both in administrative proceedings, at trial and appellate levels, in settlement of claims and payment of any judgement against CRG.

8.    Termination for Fraud or Criminal Acts.  The client further
      ---------------------------------------
      agrees that CRG may terminate this Contract without recourse to the Client if the Company is found to be in violation of rules promulgated by any United States regulatory agency or of any state regulatory agency. Illegal activity per se shall include but not be limited to the release by the Company of false press releases or the payment of any securities or money to brokers. In the event of such action by the Company, CRG will be entitled to retain any and all monies prior paid.

9. Assignment and Delegation. Neither party may assign any rights or delegate any duties hereunder without the other party's express prior written consent.

10.      Entire Agreement.  This writing contains the entire agreement
         -----------------
         of the parties. No representations were made or relied upon by either party, other than those expressly set forth. Furthermore, the Client understands that CRG makes no guarantees, assurances or representations in regard to the results of its corporate relations program. No agent, employee or other representative of either party is empowered to alter any of the above terms, unless done in writing and signed by an executive officer of the respective parties.

11. Controlling Law and Venue. This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Florida. The proper venue and jurisdiction shall be the Circuit Court in Orange County, Florida.

12. Prevailing Party. In the event of the institution of any legal proceedings or litigation, at the trial level or appellate level, with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party all costs, reasonable attorney's fees and expenses.

13. Failure to Object not a Waiver. The failure of either party to this Agreement to object to, or to take affirmative action, with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future violation, breach or wrongful conduct.

14. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the representative or Company as follows:

    Company:      CORPORATE RELATIONS GROUP, INC.
         1947 Lee Road
         Winter Park, FL 32789
         Attention:  Joseph H. Landis, President

    CLIENT:      AQUA CLARA BOTTLING & DISTRIBUTION
         10720 72nd St., N., Suite 305
         Largo, FL 33777
         Attention:  John McAvoy, President


15. Headings. Headings in this Agreement are for convenience only not be used to interpret its provisions.

16. Time. For all intents and purposes, time is of the essence with this Agreement.

17.      Agreement Not to Hire.  The Client understands and appreciates
         ----------------------
         that CRG has invested a tremendous amount of time, energy and expertise in the training of its employees to be able to provide the very service that Client desires. Client further understands that should an employee be enticed to leave, then CRG will be damaged in an amount the parties are incapable of calculating at this time. Therefore, the Client agrees not to offer employment to any employee or subcontractor of CRG, nor to allow any officer or director of Client to offer such employment with Client or any other Company with whom officers and directors of Client are employed or hold a financial stake for a period of three (3) years.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CORPORATE RELATIONS GROUP, INC.

BY:
    Joseph H. Landis
    President

AQUA CLARA BOTTLING & DISTRIBUTION

BY:
    John McAvoy
    President

                                   EXHIBIT "A"

The Corporate Relations Services to be provided by CRG for a twelve (12) month period are as follows:

I.    ADVERTISING and PRINTING SERVICES

      A. MoneyWorld Magazine - Lead Generation mailing (150,000 print run per issue.)
         A four-color magazine will be created of which two (2) four page advertorial will be dedicated to the Client.

         Junior Page advertorial in five (5) separate issues of MoneyWorld Magazine.

      B. Growth Industry Report - Four-page, two-color follow-up mail pieces designed for additional informational purposes, that is mailed to MoneyWorld respondents. A total of 10,000 will be printed.

      C. The Core Broker Program - CRG will produce a core of 8-10 retail brokers, market makers and/or money managers who will take positions in the stock of "Client". This process will begin immediately upon CRG receiving the payment as stipulated in Exhibit "B" and will be completed no later than a month before mailing occurs. Upon completion, selection and approval of the Core Broker Group, CRG will arrange a Core Broker meeting, which will include a show and tell from the top management of the "Client" in training of these Core Brokers. The Client will cover all expenses of the Core Broker meeting. Client will have prior approval of all expenses and will arrange the meeting.

      D. Public relations exposure to newsletter writers, trade and financial publications. The Client shall be totally responsible for all travel expenses for the purpose of due diligence of the Company by financial newsletter writers and/or brokers. The Client will have total pre-approval rights on these trips.

      E. Inclusion as a featured "Lead Generator of the Month" in Confidential Fax Alert, and newsletter transmitted by fax to over 8,000 Brokers.

      F. Preparation of a Broker Bullet Sheet to be sent to every broker who shows interest in working the leads and the stock.

      G. Lead Tracking Summary maintained for all response leads generated and provided to the "Client" upon request.

      H. Press releases - Up to four (4) press releases included which may be extended at the option of the "Client", at the Client's expense.

      I. Road Shows - Locations to be determined. Client will cover all expenses of Road Shows. Client will have prior approval of those expenses.

      J. Advertising on MoneyWorld web site for a period of 60 days (the advertising will parallel the four (4)-page advertorial in MoneyWorld magazine).

         Introduction  to  our  web  site  company.   Additional  assistance  is
         available  to  the  Client   related  to  web  site   development   and
         maintenance.

      K. CRG will distribute at its cost the due diligence packages to all inquiring brokers. The Client shall supply the necessary materials for this package.

      L. CRG targets a minimum of 3% return of qualified investor leads specifically generated for the Company.

      M. Assistance in reviewing documentation to be sent to brokers.

      N.   "Client" agrees to send CRG, DTC sheets on a weekly basis.

      O. "Client" agrees to provide CRG with a complete shareholders list on a semi-annual basis.

      P. "Client" agrees to provide CRG with a list of Blue Sky states on their attorney's letterhead.

                                   EXHIBIT "B"
                                PAYMENT AGREEMENT
                               made by and between

                       AQUA CLARA BOTTLING & DISTRIBUTION

                                       and

                         CORPORATE RELATIONS GROUP, INC.

THIS AGREEMENT is made this 17th day of November, 1997, and will serve as confirmation of payment terms for services to be provided AQUA CLARA BOTTLING & DISTRIBUTION ("CLIENT") whereby CORPORATE RELATIONS GROUP, INC. ("CRG") has agreed to perform said services as defined in the "Lead Generation / Corporate Relations Agreement."

                                      TERMS

A.    CLIENT will pay to CRG, EIGHT HUNDRED THOUSAND DOLLARS
      ($800,000 U.S. cy) of which FOUR HUNDRED THOUSAND DOLLARS
      ($400,000 U.S. cy) is due and payable on December 1, 1997.
      The balance is due and payable on May 1, 1998.

B. This Agreement is subject to compliance with the rules of the Exchanges and Securities Commissions on which Client is listed and registered.

C. It is understood and agreed by and between the Parties that the above compensation in U.S. currency, or free trading shares of the Company, should be paid timely upon execution of this Agreement. CRG will retain the option, but is not compelled to begin its performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

D. In the event of termination of this Agreement by the Client, CRG shall be fully released and forever discharge by the Client from any further obligations or liabilities after proving such mitigating damages with respect to the "Lead Generation / Corporate Relations Agreement", with the exception of liabilities arising from CRG's own negligence, during the term of this Agreement. Concurrently, Client shall be fully released and forever discharged by CRG from any and all obligations of further payments or liabilities with respect to the "Lead Generation / Corporate Relations Agreement." This release in no way affects paragraph 7, page 2 of the "Lead Generation / Corporate Relations Agreement."

E. Shares shall be made free trading through the registration that is mutually agreed upon by the "Client's" attorney and CRG's attorney.

F.    Client shall issue options to CRG as outlined below.

    Amount        Price                      Duration

    50,000 shares                            at $3.50           One (1) year
from the date of this Agreement

    50,000 shares                            at $4.20             Two (2)
years from the date of this Agreement
    50,000 shares                            at $4.70             Three (3)
years from the date of this Agreement
    50,000 shares                            at $5.60              Four (4)
years from the date of this Agreement
    50,000 shares                            at $7.00              Five (5)
years from the date of this Agreement

G. The Client further agrees to issue immediately at no cost to CRG, 100,000 common shares of 144 Restricted stock; (1) the
           -------
      shares shall be returned in full if the Client completes the appropriate registration for the above mentioned options within 120 days from the signing of this contract; (2) Should
             ---
      the Company fail to affect the appropriate registration within the aforementioned time, the Company and CRG agree that CRG shall be entitled to keep all 100,000 shares of 144 Restricted
                                    -------
      Stock and the shares will become the property of CRG and be considered additional payment of this agreement. It is further agreed that CRG will have piggyback registration rights to register the aforementioned stock on any future registration at the Company's expense.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CORPORATE RELATIONS GROUP, INC.



BY:
         Joseph H. Landis                                             Witness
         President

AQUA CLARA BOTTLING & DISTRIBUTION



BY:
         John McAvoy                                                  Witness
         President

                                   EXHIBIT "C"


AQUA CLARA BOTTLING & DISTRIBUTION hereby designates the following person or persons to act on its behalf for purposes of signing off on all copies pursuant to Paragraph 4 of this Corporate Relations Agreement. CRG may rely upon the signature of any of the following:




DIRECTOR (PLEASE SIGN)                                DIRECTOR (PLEASE PRINT)




PRESIDENT (PLEASE SIGN)                              PRESIDENT (PLEASE PRINT)




VICE PRESIDENT (PLEASE SIGN)                     VICE PRESIDENT (PLEASE PRINT)